Exhibit 10.15

FTI Consulting, Inc.

FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan

Deferred Stock Unit Award Agreement for Non-Employee Directors Pursuant to the

FTI Consulting, Inc. Non-Employee Director Compensation Plan

To ______________:

FTI Consulting, Inc., a Maryland corporation (the “Company”), has granted you an award (this “Award”) of ______ stock units (the “Stock Units”) under the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, effective as of June 7, 2017, as further amended or restated from time to time (the “Omnibus Plan”), conditioned upon your agreement to the terms and conditions described below. Each Stock Unit represents, on the books of the Company, a unit which is equivalent to one share of the Company’s common stock, $0.01 par value (the “Common Stock”). [You have designated a settlement date of _______ __, ____ (an “Elected Payment Date”) for this Award.] The effective date of grant will be ______ ___, ____ (the “Grant Date”), subject to your promptly [electronically acknowledging and accepting][signing and returning a copy of] this Agreement (as defined below). The Award has been made in fulfillment of your election under the FTI Consulting, Inc. Non-Employee Director Compensation Plan, as amended and restated effective January 1, 2016, as further amended or restated from time to time (the “Director Plan”), to defer receipt of your Annual Retainer payment that was otherwise payable in cash.

This Stock Unit Agreement for Non-Employee Directors (the “Agreement”) evidences the Award of the Stock Units. This Agreement and the Award are made in consideration of your service as a member of the Board of Directors of the Company. The Award is subject in all respects to and incorporates by reference the terms and conditions of the Omnibus Plan and the Director Plan. You agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee concerning any questions arising under this Agreement, the Omnibus Plan or the Director Plan, as the case may be, with respect to the Award.

By [electronically acknowledging and accepting][executing and returning] this Agreement, you acknowledge that you have received copies of the Omnibus Plan, the Prospectus for the Omnibus Plan, as further amended or restated from time to time (the “Omnibus Plan Prospectus”), the Director Plan, and the Prospectus for the Director Plan (the “Director Plan Prospectus”) and have read, understand and agree to all terms.  You may request additional copies of the Omnibus Plan, the Omnibus Plan Prospectus, the Director Plan, and the Director Plan Prospectus by contacting the Secretary of the Company at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21202 (Phone: (410) 951-4867).  You also may request from the Secretary of the Company copies of the other documents that make up a part of the Omnibus Plan Prospectus (described more fully at the end of the Omnibus Plan Prospectus), as well as all reports, proxy statements and other communications distributed to the Company’s security holders generally.

2017 Omnibus Incentive Compensation Plan

Deferred Stock Unit Agreement

1.Terms and Conditions of this Award.  The following terms and conditions will apply:

(a)Credit to Account.  The Stock Units shall be credited to your Account as of the Grant Date.

(b)Vesting.  All of the Stock Units are fully vested and nonforfeitable as of the Grant Date.

(c)Payment.

(i)Timing.  The Stock Units under this Award will be settled in shares of Common Stock upon or as soon as practicable following the earlier of:

(1)your Elected Payment Date, if applicable;

(2)your date of Separation from Service;

(3)an Unforeseeable Emergency; or

(4)the occurrence of a Change in Control Event.

Notwithstanding the foregoing, the amount distributed  to satisfy an Unforeseeable Emergency shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution (the “Unforeseeable Emergency Amount”), after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the non-employee director’s assets (to the extent that the liquidation of such assets would not itself cause severe financial hardship). The Committee shall have full and final authority to determine the Unforeseeable Emergency Amount, and shall make such determination consistent with Section 409A. After such distribution of the Unforeseeable Emergency Amount, amounts remaining in the non-employee director’s account shall continue to be subject to the terms of the Omnibus Plan and Director Plan, as applicable.

(ii) Issuance of Shares of Common Stock.  Upon settlement, subject to Sections 1(c)(iii)-(vi) of this Agreement, the Company shall issue to you, or your estate as applicable, a number of shares of Common Stock equal to the number of Stock Units credited to your Account.

(iii)Registration of Shares; Stock Certificates.  The shares of Common Stock issued in settlement of the Stock Units shall be registered in your name, or, if applicable, in the names of your heirs or your estate.  In the Company’s discretion, such shares may be issued either in certificated form or in uncertificated book entry form.  The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole

2017 Omnibus Incentive Compensation Plan

Deferred Stock Unit Agreement

discretion, shall require. If delivered in certificate form, the Company may deliver a share certificate to you, or the Company may deliver shares electronically or in certificate form to your designated broker on your behalf.  If you are deceased (or if Disabled and if necessary) at the time that a delivery of share certificates is to be made, the certificates will be delivered to your executor, administrator, or legally authorized guardian or personal representative (as applicable).

(iv)Restrictions on Grant of Stock Units and Issuance of Shares of Common Stock.  The grant of the Stock Units and issuance of shares of Common Stock upon settlement of the Stock Units will be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Stock Units, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

(v)Fractional Shares.  The Company will not be required to issue fractional shares of Common Stock upon settlement of the Stock Units.  Fractional shares of Common Stock will be rounded down to the nearest whole share.

(vi)Postponement of Delivery.  The Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following:

(1)the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation;

(2)compliance with any requests for representations; and

(3)receipt of proof satisfactory to the Company that a person seeking such shares on your behalf upon your Disability (if necessary), or upon your estate’s behalf after your death, is appropriately authorized.

(d)Dividend Equivalents. As of the date the Company pays any dividend (whether in cash or in kind) on shares of Common Stock, your Account shall be credited with

2017 Omnibus Incentive Compensation Plan

Deferred Stock Unit Agreement

that number of additional Stock Units, rounded down to the nearest whole share, determined by dividing (i) the product of (A) the amount of the cash dividend per share of Common Stock multiplied by (B) the number of whole Stock Units credited to the Non-Employee Director’s Account as of the dividend record date, by (ii) the Fair Market Value of a share of Common Stock on the payment date of the dividend; provided, that such dividend equivalent Stock Units will only be credited to your Account if sufficient shares of Common Stock are available for award under the Omnibus Plan, or another equity compensation plan approved by stockholders of the Company, as of the dividend payment date to credit such Stock Units. All fractional units shall be rounded down to the nearest whole unit.

2.Restrictions on Transfer.  Prior to settlement, you may not sell, assign, transfer, pledge, hedge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) any Stock Units, and Stock Units may not be subject to execution, attachment or similar process.  Any sale or transfer, or purported sale or transfer, shall be null and void.  The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

3.Legends.  The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement.  You will, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in your possession in order to carry out the provisions of this Section.

4.Tax Withholding.  Since you are not an employee of the Company or any Affiliate, the Company is not required to, and the Company will not, deduct from any compensation or any other payment of any kind due you the amount of any federal, state, local or foreign taxes required to be paid by you as a result of the grant, vesting or settlement of the Stock Units in whole or in part. You expressly acknowledge that you are solely responsible for the payment of any such federal, state, local or foreign taxes, and you may not rely on the Company for any assistance with regard to withholding or paying such taxes.

5.Adjustments for Corporate Transactions and Other Events.

(a)Stock Dividend, Stock Split and Reverse Stock Split.  Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Stock Units hereunder shall be adjusted as provided under the Director Plan.

(b)Other Transactions Affecting the Common Stock.  The terms and conditions of this Agreement will apply with equal force to any additional and/or substitute rights to receive securities received by you in exchange for, or by virtue of your ownership of, the Stock Units, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or other similar event.   If the Stock Units are converted into or exchanged for, or stockholders of the Company

2017 Omnibus Incentive Compensation Plan

Deferred Stock Unit Agreement

receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, rights to receive securities of another entity, or other property (including cash), then the rights of the Company under this Agreement will inure to the benefit of the Company’s successor, and this Agreement will apply to the rights to receive securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Stock Units.

6.Non-Guarantee of Service Relationship.  Nothing in the Omnibus Plan, the Director Plan or this Agreement alters your service relationship with the Company or shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain you as a member of the Board of Directors for any period of time. This Agreement is not to be construed as a contract of service relationship between the Company and you. This Agreement does not limit in any way the possibility of your removal from the Board of Directors in accordance with the By-Law provisions in effect at the relevant time, whether or not such removal results in the forfeiture of any Stock Units or any other adverse effect on your interests under the Omnibus Plan or the Director Plan.

7.Rights as Stockholder.  You shall not have any of the rights of a stockholder with respect to any Stock Units until shares of Common Stock have been issued to you upon settlement of the Stock Units.  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Sections 1(d) and 5 of this Agreement.

8.The Company’s Rights.  The existence of the Stock Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company's or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9. Entire Agreement.  This Agreement, inclusive of the Omnibus Plan and the terms of the Director Plan incorporated into this Agreement, contains the entire agreement between you and the Company with respect to the Stock Units.  Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Award or the Stock Units are superseded by this Agreement and are void and ineffective for all purposes.

10. Terminology; Conformity and Conflict.  All terms not defined in this Agreement have the meanings given in, first, the Director Plan, and if not defined in the Director Plan, second, in the Omnibus Plan. Unless otherwise specifically provided in this Agreement, in the event of a conflict, inconsistency or ambiguity between or among any provision, term or

2017 Omnibus Incentive Compensation Plan

Deferred Stock Unit Agreement

condition of this Agreement, the Omnibus Plan, or the Director Plan, the provisions of, first, the Director Plan, second, the Omnibus Plan, and lastly, this Agreement, will control in that order of priority, except in the case of Section 12 of this Agreement which will control in all cases.

11.Amendment.  This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Stock Units as determined in the discretion of the Committee, except as provided in the Omnibus Plan, the Director Plan or in any other written document signed by you and the Company.

12.Governing Law.  The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, will be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions.  Any suit with respect to the Award or the Stock Units will be brought in the federal or state courts in the districts which include Baltimore, Maryland, and you agree and submit to the personal jurisdiction and venue thereof.

13.Unfunded Status.  The Stock Units and the Account to which they are credited are intended to constitute and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation arrangement for a select group of management of the Company under the Employee Retirement Income Security Act of 1974, as amended.  Your settlement rights pursuant to this Agreement shall be no greater than the right of any unsecured general creditor of the Company.

14. Severability.  If a court of competent jurisdiction (or arbitrator(s), as applicable) determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect.   Further, it is the parties' intent that any court order (or decision of arbitrator(s), as applicable) striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties' under this Agreement.

15.Further Assurances.  You agree to use your reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for your benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

16.Headings; Interpretation.  Section headings are used in this Agreement for convenience of reference only and shall not affect the meaning of any provision of this Agreement. Whenever the context requires, all words under in the singular shall be construed

2017 Omnibus Incentive Compensation Plan

Deferred Stock Unit Agreement

to include the plural and vice versa.  Words of the masculine gender shall be deemed to include the correlative words of the feminine gender. The word “you” or “your” means the recipient of the Stock Units as reflected in the first paragraph of this Agreement.  Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the Stock Units may be transferred by will or by the laws of descent and distribution, the words “you” and “your” will be deemed to include such person.

17.Counterparts.  This Agreement may be executed in counterparts (including electronic signatures or facsimile copies), each of which will be deemed an original, but all of which together will constitute the same instrument.

{The signature page follows.}

2017 Omnibus Incentive Compensation Plan

Deferred Stock Unit Agreement

[IN WITNESS WHEREOF, this Agreement is dated and has been executed as of the date electronically acknowledged and accepted by the award recipient.]

[IN WITNESS WHEREOF, the Company and the award recipient have caused this Agreement to be executed as of the ___ day of _____, ___.

FTI CONSULTING, INC.

By:
Name
Title:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.]

AWARD RECIPIENT

2017 Omnibus Incentive Compensation Plan

Deferred Stock Unit Agreement